Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statements (Form S-3 No. 333-218690) of Loxo Oncology, Inc.,

(2)         Registration Statements (Form S-8 No 333-216503) pertaining to the 2014 Equity Incentive Plan,

(3)         Registration Statement (Form S-8 No. 333-210214) pertaining to the 2014 Equity Incentive Plan,

(4)         Registration Statement (Form S-8 No. 333-203081 ) pertaining to the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan,

(5)         Registration Statement (Form S-8 No. 333-197800) pertaining to the 2013 Equity Incentive Plan, the 2014 Equity Incentive Plan, and the 2014 Employee Stock Purchase Plan.

of our reports dated March 1, 2018, with respect to the consolidated financial statements of Loxo Oncology, Inc. and the effectiveness of internal control over financial reporting of Loxo Oncology, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Loxo Oncology, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Hartford, Connecticut
March 1, 2018